UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2005

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Through a unanimous written consent effective November 28, 2005, the Compensation and Executive Development Committee of the Board of Directors (CEDC) of UIL Holdings Corporation (UIL Holdings) approved, among other actions, 1) the Second Amendment to the UIL Holdings Corporation Deferred Compensation Plan, as discussed further below, and 2) amendments to incorporate certain “transition” rules that have been made available through guidance issued by the Internal Revenue Service concerning non-qualified deferred compensation rules contained in Section 409A of the Internal Revenue Code (IRC) into the following: (i) The United Illuminating Company Supplemental Executive Retirement Plan, (ii) the employment agreements of those executives which contain supplemental executive retirement plan (SERP) provisions, namely Nathaniel D. Woodson, President and Chief Executive Officer and Louis J. Paglia, Executive Vice President and (iii) the Non-Employee Directors’ Common Stock and Deferred Compensation Plan of UIL Holdings Corporation.

On November 28, 2005, UIL Holdings amended the UIL Holdings Corporation Deferred Compensation Plan to bring the plan into compliance with certain requirements of IRC Section 409A and to simplify and streamline the administration of the plan. The material terms of the amendment provide for 1) a six month delay for distributions to “key employees,” as defined in IRC Section 409A, on account of a termination of service, 2) all distributions to be made (or begin to be made) no later than 60 days after a participant’s separation of service, 3) the form of distribution (lump sum or installments) initially elected may be subsequently changed by the participant, as long as (i) the distribution is then delayed at least 5 years, (ii) the subsequent change is made at least 12 months before the scheduled distribution date and (iii) the subsequent change is not effective for 12 months, 4) a required cash-out of account balances totaling $10,000 or less in the form of a lump-sum upon a participant’s separation of service, 5) bifurcation of account balances to “grandfather” the tax treatment of pre-2005 accruals, 6) elections made by the participant as to time and form of distributions under the plan to be “evergreen” rather than requiring participants to re-elect such provisions annually, 7) elimination of the option to defer a SERP lump-sum distribution into the plan and 8) participants to elect deferral of a restricted stock grant within 30 days of such grant, provided the vesting period for such restricted stock is at least 12 months. A copy of the Second Amendment to the UIL Holdings Corporation Deferred Compensation Plan is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits - The following exhibits are filed as part of this report:

10.1	Second Amendment to the UIL Holdings Corporation Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 12/01/05	By /s/ Gregory W. Buckis
Gregory W. Buckis
Vice President and Controller

Exhibit Index

Exhibit	Description

10.1	Second Amendment to the UIL Holdings Corporation Deferred Compensation Plan